UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2007

FIELDSTONE INVESTMENT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50938	74-2874689
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland		21044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(410) 772-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Credit Suisse First Boston Mortgage Capital LLC Amendment No. 9

On April 23, 2007, Fieldstone Investment Corporation ("Fieldstone") and Fieldstone Mortgage Company, a direct wholly owned subsidiary of Fieldstone ("Fieldstone Mortgage" and collectively with Fieldstone, the "Sellers") entered into Amendment No. 9 (the "Ninth Amendment") to the Second Master Repurchase Agreement, dated as of March 31, 2005, as amended (the "CSFB Master Repurchase Agreement"), with Credit Suisse First Boston Mortgage Capital LLC ("CSFB"). The Ninth Amendment extends the termination date of the CSFB Master Repurchase Agreement to the earlier of (a) September 30, 2007 and (b) June 30, 2007, should Fieldstone’s pending merger (the "C-BASS Merger") with and into a wholly owned subsidiary of Credit-Based Asset Servicing and Securitization LLC ("C-BASS") not be consummated by such date.

The Ninth Amendment also requires that the Sellers maintain available borrowing capacity from all of their credit facility providers such that the Sellers’ maximum aggregate purchase price under the CSFB Master Repurchase Agreement ($400 million) does not represent more than fifty percent (50%) of the Sellers’ available borrowing capacity from all sources, and further limits the maximum available purchase price under the CSFB Master Repurchase Agreement by the aggregate outstanding purchase price of all purchased mortgage loans allocated to the Credit Suisse Buying Group under the Amended and Restated Purchase Agreement, dated as of November 14, 2006, as amended, among the Sellers, Credit Suisse New York Branch, the conduit buyers and committed buyers party thereto from time to time.

Additionally, CSFB waives any event of default that would occur as a result of the C-BASS Merger.

The foregoing description of the Ninth Amendment is qualified in its entirety by the Ninth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors that could affect, prevent or delay the closing of the transactions described in this report and such other risk factors affecting Fieldstone include, but are not limited to (i) the potential inability to satisfy the conditions to closing of the merger or the possibility that Fieldstone’s stockholders do not approve the merger; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including any event, change or other circumstance that would reasonably be expected to have a material adverse effect on Fieldstone; (iii) Fieldstone’s ability to implement or change aspects of its portfolio strategy; (iv) interest rate volatility and the level of interest rates generally; (v) the sustainability of loan origination volumes and levels of origination costs; (vi) compliance with the covenants in Fieldstone’s credit and repurchase facilities and continued availability of credit facilities for the liquidity it needs to support its origination of mortgage loans; (vii) the ability to sell or securitize mortgage loans on favorable economic terms or at all; (viii) deterioration in the credit quality of Fieldstone’s loan portfolio; (ix) the nature and amount of competition; (x) the impact of changes to the fair value of Fieldstone’s interest rate swaps on its net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; (xi) deterioration in the performance of Fieldstone’s loans sold and the related repurchase activity; and (xii) other risks and uncertainties outlined in Fieldstone’s periodic reports filed with the SEC. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements detailed from time to time in Fieldstone’s filings with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. The information set forth herein speaks only as of the date hereof, and Fieldstone disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 9, dated as of April 23, 2007, to the Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended, among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

April 27, 2007	By:	/s/ Michael J. Sonnenfeld

Name: Michael J. Sonnenfeld
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 9, dated as of April 23, 2007, to the Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended, among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Mortgage Company and Fieldstone Investment Corporation.